Exhibit 10.38

AMENDMENT # 3 to the

LICENSE AGREEMENT

THIS AMENDMENT #3 (“Amendment #3”), is made and effective this 16th day of October 2013 (“Amendment #3 Effective Date”), by and between Cubist Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 65 Hayden Avenue, Lexington, Massachusetts 02421, USA (“Cubist”) and Chiron Blood Testing (Bermuda) Ltd. (the successor of Chiron Healthcare Ireland Ltd.), a company organized under the laws of Bermuda with registered offices at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (referred to herein as “Novartis”).

WHEREAS, Novartis and Cubist entered into a License Agreement, effective as of the 2nd day of October, 2003 (the “Agreement Effective Date”) with respect to CUBICIN® as amended (the “Agreement”); and

WHEREAS, the parties hereto now mutually desire to amend, modify and restate certain terms and conditions of the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Definitions

All capitalized terms used in this Amendment #3, but not defined herein, shall have the same definitions as those set forth in the Agreement.

2.                                      Acceptance of Prior Commercial Diligence Obligations

Cubist hereby waives and releases Novartis from any and all potential claims or demands under or in connection with the Agreement based on Novartis’ obligation to use Commercially Reasonable Efforts under Section 6.1 of the Agreement during the period starting on the Agreement Effective Date and continuing up to and including the Amendment #3 Effective Date.

3.                                      Future Tedizolid Launch

Novartis agrees that, if Cubist launches, either directly or indirectly, a pharmaceutical composition containing tedizolid (a “Tedizolid Product”) in the Territory, Novartis shall not pursue any remedies under Section 2.11 of the Agreement. Novartis further agrees that Section 2.9 of the Agreement shall not apply in the event that Cubist directly or indirectly enters into a distribution agreement with a third party in the Territory with respect to a Tedizolid Product other than in any one or more of the following countries: United Kingdom, France, Germany, Italy, Spain, Switzerland, and/or Greece.

4.                                      Impact of a Tedizolid Product on Future Commercial Diligence Obligations

If Cubist either directly or indirectly launches a Tedizolid Product in the Territory during the Term, the Parties hereby agree that such launch and subsequent sales of such product shall be taken into account in determining the efforts required to be undertaken by Novartis under Section 6.1 of the Agreement.

5.                                      Termination of JCT and Rights to Certain Information

If Cubist, or its Tedizolid Licensees/Licensors, either directly or indirectly file for approval of a Tedizolid Product with the EMEA or other Regulatory Authority within the Territory, Cubist shall promptly send written notice to Novartis of the same and effective immediately from the date of such filing, the provisions of Sections 3.1, 3.2 and 3.3 of the Agreement shall no longer have any force or effect, and Novartis shall have no further obligation to deliver to Cubist: (a) the plans required to be delivered pursuant to Sections 4.3(d), 5.1(b) and 6.1(a); and/or (b) the Chiron Data.  For the purpose of this Amendment, a “Tedizolid Licensee/Licensor” means a party whom has entered into an agreement with Cubist pursuant to which Cubist has an interest in the commercial success of a Tedizolid Product in a country or countries in the Territory.

6.                                      Royalties

For so long as Cubist is, directly or indirectly, Commercializing a Combo Product in any country or  countries in the Territory, the Net Sales of Licensed Products sold by Novartis in such country or countries shall be reduced by 2% for the purpose of calculating the Royalties payable by Novartis to Cubist under Section 7.3 of the Agreement.

A “Combo Product” shall mean a pharmaceutical composition containing both tedizolid and daptomycin as active pharmaceutical ingredients.

7.                              Entire Agreement

Except as expressly modified or set forth herein, the terms of the Agreement shall remain in full force and effect.  The parties agree that this Amendment #3 is intended to form part of the arrangements contained in the Agreement.  The Agreement, as modified by this Amendment #3, constitutes the entire agreement between the parties in relation to the matters contained in this Amendment #3 and supersedes all prior and/or contemporary agreements and understanding that may exist between the parties, whether written, oral or otherwise on the subject matter herein. This Amendment #3 may be executed in two or more counterparts, and all counterparts shall collectively constitute one and the same document.  Counterparts may be signed and delivered by facsimile or electronic transmission (including by e-mail delivery of .pdf signed copies), and will become binding upon full execution of Amendment #3 and delivery by both parties. This Amendment #3 shall be governed by, and construed in accordance with, the laws which govern the Agreement, and the parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #3 to be executed by their duly authorized representatives as of the Amendment #3 Effective Date.

Cubist Pharmaceuticals, Inc.

/s/ Robert J. Perez
Name: Robert J. Perez
Title: President & Chief Operating Officer
Date: October 16, 2013

Chiron Blood Testing (Bermuda) Ltd.

/s/ H.S. Zivi
Name: H.S. Zivi
Title: Director
Date: October 16, 2013

Chiron Blood Testing (Bermuda) Ltd.

/s/ Michael Jones
Name: Michael Jones
Title: Director
Date: October 16, 2013